Exhibit 16.1

Deloitte & Touche LLP 1700 Market Street Philadelphia, PA 19103‐3984 USA Tel: +1 215 246 2300 Fax: +1 215 569 2441 www.deloitte.com

September 29, 2023
Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549‐7561
Dear Sirs/Madams:
We have read Item 4.01 of PENN Entertainment, Inc.’s Form 8‐K dated September 26, 2023, and have the following comments:
1.We agree with the statements made in the second and third paragraphs in Item 4.01(a).
2.We have no basis on which to agree or disagree with the statements made in the first paragraph in Item 4.01(a) and in Item 4.01(b).

Yours truly,
/s/ Deloitte & Touche LLP